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                                    LETTER AGREEMENT


March 29, 2000


Mr. James Rutherford, VP, Operations
Logix Communications Corporation of Oklahoma
100 Park Avenue, Suite 900
Oklahoma City, Oklahoma 73102


Dear Mr. Rutherford:


Upon its execution by both parties, this letter agreement herewith releases Logix Communications Corporation of Oklahoma ("Logix") from any further obligations to issue Orders under its "Minimum Initial Systems Quantity Committment", as defined in a Letter of Commitment dated June 19, 1998, between Logix Communications Corporations of Oklahoma and Nortel Networks Inc. (f/n/a "Northern Telecom Inc") ("Nortel Networks") ("Letter of Commitment"). Initially capitalized terms used, but not defined, in this Letter Agreement shall have the same meaning as in the Letter of Commitment.

In consideration of this release from the Minimum Initial Systems Quantity Commitment, Logix herewith releases Nortel Networks from any further obligation to provide any and all commitment-related credits or other incentives, as specified in the Letter of Commitment, with respect to any Orders that are received and accepted by Nortel Networks on or after the date this Letter Agreement is executed by the parties. Such credits and other incentives include, but are not necessarily limited to, training credits, credits against translation services, product credits for every fifth (5th) Initial System purchased, the product credits specified in Attachment 1 of the Letter of Commitment, and Special Extension Pricing for DTE, DTEI and ESMA configurations.

Credits or other Incentives that have already accrued and been issued to Logix, or that are recognized by Nortel Networks as having been earned based upon Orders received and accepted prior to the date this Letter Agreement is executed by the parties, shall remain subject to use by Logix in accordance with the terms of the Letter of Agreement and MPA. In addition, the releases herein granted shall not operate to terminate Logix's commitment in the last paragraph of the Letter of Commitment to purchase and/or license exclusively from Nortel Networks all of its requirements for certain products specified therein.

Please indicate Logix's acceptance of this Letter Agreement by signature of an authorized company officer below, and the return of an original copy to Nortel Networks.

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Agreed and accepted for:               Agreed and accepted for:

NORTEL NETWORKS INC.                   LOGIX COMMUNICATIONS
                                       CORPORATION OF OKLAHOMA


By:  Patricia Smith                    By:  James Rutherford
   -----------------------------          -------------------------------
Title:   Director Contracts            Title:   VP Operations
      --------------------------             ----------------------------
Date:    4-18-00                       Date:    4-5-00
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